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                                                                  Exhibit 99.E11

                                   AMENDMENT,
                             DATED NOVEMBER 5, 2001,
                                       TO
                           INVESTOR SERVICES AGREEMENT
                          BETWEEN RYDEX VARIABLE TRUST
                          AND RYDEX DISTRIBUTORS, INC.,
                            DATED DECEMBER 31, 1998,
                                   AS AMENDED

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                                  AMENDMENT TO
                           INVESTOR SERVICES AGREEMENT
                                     BETWEEN
                              RYDEX VARIABLE TRUST
                                       AND
                            RYDEX DISTRIBUTORS, INC.

                                    EXHIBIT A

                              RYDEX VARIABLE TRUST

RYDEX FUNDS

       Nova Fund
       Ursa Fund
       Precious Metals Fund
       OTC Fund
       Juno Fund
       Large-Cap Europe Fund
       Large-Cap Japan Fund
       Mekros Fund
       Medius Fund
       Titan 500 Fund
       Tempest 500 Fund
       Velocity 100 Fund
       Venture 100 Fund
       U.S. Government Bond Fund
       U.S. Government Money Market Fund
       ALL-CAP VALUE FUND
       Internet Fund
       SECTOR ROTATION FUND
       Real Estate Fund
       Utilities Fund

       ADDITIONS and [DELETIONS] are noted in BOLD.